SUBSIDIARIES OF THE REGISTRANT



NAME                                                    JURISDICTION OF
                                                        INCORPORATION

Channel Financial Services, Inc.                        Delaware
Merisel Americas, Inc.                                  Delaware
Merisel Asia, Inc.                                      Delaware
Merisel Canada Inc.                                     Canada
Merisel Capital Funding, Inc.                           Delaware
Merisel Properties, Inc.                                Delaware
Softsel Foreign Sales Corporation                       U. S. Virgin Islands